Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS AND PER SHARE DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations”, giving effect to the proposed merger of William Penn Bancorporation (“William Penn”) with and into Mid Penn Bancorp, Inc. (“Mid Penn”), with Mid Penn as the surviving corporation. Under this method, William Penn assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Mid Penn. Any difference between the purchase price for William Penn and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Mid Penn in connection with the acquisition will be amortized to expense over such intangible asset’s estimated useful life. The financial statements of Mid Penn issued after the acquisition will reflect the results attributable to the acquired operations of William Penn beginning on the date of completion of the acquisition. The merger was consummated on April 30, 2025.

The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read in conjunction with the following historical financial statements and accompanying notes:

•

the historical audited consolidated financial statements of Mid Penn as of and for the twelve months ended December 31, 2024 (included in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2024); and

•

the historical unaudited consolidated financial statements of William Penn as of and for the three and six months ended December 31, 2024 (included as Exhibit 99.2 to the Amendment No. 1 to Mid Penn’s Current Report on Form 8-K filed on July 11, 2025), and the historical audited consolidated financial statements of William Penn as of and for the twelve months ended June 30, 2024 (included as Exhibit 99.2 to Mid Penn’s Current Report on Form 8-K filed on November 1, 2024).

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments. Regulation S-X also allows for management adjustments that could include presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur. Mid Penn has elected to present one management adjustment which includes the post-closing balance sheet restructuring of selling $215.7 million of investment securities, which includes available for sale, held to maturity and equity securities, with an assumed yield of 2.90% and reinvested into federal funds sold with a yield of 4.25%.

The following unaudited pro forma combined consolidated balance sheet as of December 31, 2024, combines the audited consolidated balance sheet of Mid Penn of December 31, 2024, with the unaudited statement of

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financial condition of William Penn as of December 31, 2024. The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2024, combines the audited consolidated statements of income of Mid Penn for the twelve months ended December 31, 2024, with the unaudited consolidated statement of income of William Penn for the twelve months ended December 31, 2024, giving effect to the transaction and the common stock as if it had been consummated on January 1, 2025. Certain reclassification adjustments have been made to William Penn’ financial statements to conform to Mid Penn’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements were prepared with Mid Penn as the accounting acquirer and William Penn as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Mid Penn to complete the acquisition of William Penn will be allocated to William Penn’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The fair value adjustments made to the acquired assets and liabilities herein are considered preliminary and to changes as Mid Penn finalizes its fair value determinations. The allocation is dependent upon certain valuations and other studies that have not been finalized at this time; however, preliminary significant valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited condensed pro forma financial statements.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of William Penn’s tangible and identifiable intangible assets and liabilities as of the April 30, 2025, closing date. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Mid Penn’s consolidated statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to William Penn’s shareholders’ equity, including results of operations from December 31, 2024, through the closing date will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the transaction accounting adjustments presented herein.

The pro forma statements of income and per share data information does not include anticipated cost savings or revenue enhancements. Mid Penn is currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either William Penn or Mid Penn and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Mid Penn common stock is based on the pro forma combined net income per common share for William Penn and Mid Penn divided by the pro forma basic or diluted common shares of the combined entities for the periods presented on such statements of income, including the diluted shares impact of pro forma William Penn’s rolled over unvested restricted stock awards and vested and unvested stock options. The pro forma information includes adjustments related to the fair value of assets and liabilities of William Penn and is subject to adjustment as additional information becomes available and as final merger date analyses are performed. The pro forma combined balance sheet and book value per share data includes the impact of merger related expenses on the balance sheet with Mid Penn’s after-tax estimated charges of $8.7 million, illustrated as an adjustment to statements of income, retained earnings and to accrued other liabilities. The pro forma combined book value per share of Mid Penn common stock is based on the pro forma combined common stockholders’ equity of William Penn and Mid Penn divided by total pro forma common shares of the combined entities.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Mid Penn common stock or the actual or future results of operations of Mid Penn for any period. Actual results may be materially different than the pro forma information presented.

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Mid Penn Bancorp, Inc.

Unaudited Combined Pro Forma Balance Sheets as of December 31, 2024

($ In Thousands)

	Mid Penn Bancorp, Inc.	WPB Bancorp, Inc.	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments			Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Assets
Cash and due from banks	$37,002	$4,730	$—		$41,732		$—		$41,732
Interest-bearing deposits with banks	14,490	11,390	(7	)(1)	25,873		—		25,873
Federal funds sold	19,072	—	—		19,072		215,702	(14)	234,774

Total Cash and Cash Equivalents	70,564	16,120	(7)		86,677		215,702		302,379
Investment securities:
Securities held to maturity	382,447	85,098	(16,782	)(3)	450,763		(68,316	)(14)	382,447
Securities available for sale, at fair value	260,477	145,089	—	(3)	405,566		(145,089	)(14)	260,477
Equity securities, at fair value	428	2,297	—	(3)	2,725		(2,297	)(14)	428
Loans held for sale at fair value	7,064	—			7,064		—		7,064
Total loans, net of unearned income	4,443,070	470,108	(28,268	)(4)(5)	4,884,910		—		4,884,910
Less: ACL - Loans	(35,514)	(2,598)	(92	)(5)	(38,204)		—		(38,204)

Net loans	4,407,556	467,510	(28,360)		4,846,706		—		4,846,706
Premises and equipment, net	38,806	6,877	167	(6)	45,850		—		45,850
Operating lease right of use asset	7,699	9,763	(3,188	)(7)	14,274		—		14,274
Finance lease right of use asset	2,548	—	—		2,548		—		2,548
Cash surrender value of life insurance	51,521	42,481	—		94,002		—		94,002
Restricted investment in bank stocks	7,461	2,311	—		9,772		—		9,772
Accrued interest receivable	26,846	2,771	—		29,617		—		29,617
Deferred income taxes	22,747	9,171	10,055	(8)	41,973				41,973
Goodwill	128,160	4,858	5,338	(1)	138,356		—		138,356
Core deposit and other intangibles, net	6,242	289	8,713	(9)	15,244		—		15,244
Foreclosed assets held for sale	44	—	—		44		—		44
Other assets	50,326	1,793	—		52,119		—		52,119

Total Assets	$5,470,936	$796,428	$(24,064)		$6,243,300		$—		$6,243,300

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing	$759,169	$57,997	$—		$817,166		$—		$817,166
Interest-bearing	3,930,758	569,439	(1,521	)(10)	4,498,676		—		4,498,676

Total Deposits	4,689,927	627,436	(1,521)		5,315,842		—		5,315,842

									—
Borrowings	25,603	28,000	—	(11)	53,603		—		53,603
Subordinated debt	45,741	—			45,741		—		45,741
Operating lease liability	8,092	10,062	(3,518	)(12)	14,636		—		14,636
Accrued interest payable	13,484	15	—		13,499		—		13,499
Other liabilities	33,071	6,714	12,445	(13)	52,230		—		52,230

Total Liabilities	4,815,918	672,227	7,406		5,495,551		—		5,495,551

Shareholders’ equity:
Common stock	19,797	92	3,415	(1)(2)	23,304		—		23,304
Additional paid-in capital	480,491	97,135	2,564	(1)(2)	580,190		—		580,190
Unearned common stock helod by employee stock ownership plan	—	(8,586)	8,586	(2)	—		—		—
Retained earnings	181,597	56,070	(66,545	)(2)(5)(13)	171,122		—		171,122
Accumulated other comprehensive loss	(16,825)	(20,510)	20,510	(2)	(16,825)		—		(16,825)
Treasury stock	(10,042)	—	—		(10,042)		—		(10,042)

Total Shareholders’ Equity	655,018	124,201	(31,470)		747,749		—		747,749

Total Liabilities and Shareholders’ Equity	$5,470,936	$796,428	$(24,064)		$6,243,300		$—		$6,243,300

Per Share Data
Shares Outstanding	19,355,797	9,208,217	(5,701,422	)(1)	22,862,592				22,862,592
Book Value Per Share	$33.84	$13.49			$32.71	$			$32.71

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Mid Penn Bancorp, Inc.

Unaudited Pro Forma Combined Statements of Income for twelve months ended December 31, 2024

($ In Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	WPB Bancorp, Inc.	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined After Management Adjustments
Interest Income
Loans, including fees	$265,522	$25,574	$5,251	(4)	$296,347	$—		$296,347
Investment securities	18,006	6,330	—	(3)	24,336	(6,330	)(14)	18,006
Other interest-bearing balances	1,127	689	—		1,816	—		1,816
Federal funds sold	1,928	—	—		1,928	9,167	(14)	11,095

Total Interest Income	286,583	32,593	5,251		324,427	2,837		327,264

Interest Expense
Deposits	116,320	13,515	879	(9)	130,714	—		130,714
Borrowings	13,592	2,715	—	(10)	16,307	—		16,307

Total Interest Expense	129,912	16,230	879		147,021	—		147,021

Net Interest Income	156,671	16,363	4,372		177,406	2,837		180,243
Provision for credit losses - loans	2,144	(1,017)	2,347		3,474	—		3,474
(Benefit)/Provision for credit losses - CCL	(628)	—	—		(628)	—		(628)

Net Interest Income After Provision for Credit Losses	155,155	17,380	2,025		174,560	2,837		177,397

Noninterest Income
Fiduciary and wealth management	4,680	—	—		4,680	—		4,680
ATM debit card interchange	3,851	381	—		4,232	—		4,232
Service charges on deposits	2,176	494	—		2,670	—		2,670
Mortgage banking	2,476	—	—		2,476	—		2,476
Mortgage hedging	10	—	—		10	—		10
Net gain on sales of SBA loans	347	—	—		347	—		347
Earnings from cash surrender value of life insurance	1,141	1,303	—		2,444	—		2,444
Other	7,812	809	—		8,621	—		8,621

Total Noninterest Income	22,493	2,987	—		25,480	—		25,480

Noninterest Expenses
Salaries and employee benefits	64,098	12,164	—		76,262	—		76,262
Software licensing and utilization	9,300	2,059	—		11,359	—		11,359
Occupancy, net	7,571	2,066	70	(6)	9,707	—		9,707
Equipment	4,928	845	—		5,773	—		5,773
Shares tax	2,350	—	—		2,350	—		2,350
Legal and professional fees	4,306	855	—		5,161	—		5,161
ATM/card processing	2,284	100	—		2,384	—		2,384
Intangible amortization	1,784	148	1,637	(7)	3,569	—		3,569
FDIC Assessment	4,170	348	—		4,518	—		4,518
Loss (Gain) on sale of foreclosed assets, net	80	4	—		84	—		84
Merger and acquisition	545	836	10,831	(13)	12,212
Other	16,200	2,641	—		18,841	—		18,841

Total Noninterest Expenses	117,616	22,066	12,538		152,220	—		140,008

Income before Provision for Income Taxes	60,032	(1,699)	(10,513)		47,820	2,837		62,869
Provision for income taxes	10,595	(668)	(2,109	)(8)	7,818	632	(14)	8,450

Net Income	$49,437	$(1,031)	$(8,404)		$40,002	$2,205		$54,419

Per Common Share Data:
Basic earnings per common share	$2.90	$(0.12)	—		1.95			2.65
Diluted earnings per common share	$2.90	$(0.12)	—		1.92			2.61
Cash dividends per common share	$1.26	$0.12	—		$1.26			$—
Weighted-average basic shares outstanding	17,026,240	8,550,205	(5,043,410	) (1)	20,533,035			20,533,035
Weighted-average diluted shares outstanding	17,070,862	8,614,248	(4,822,002	) (1)	20,863,108			20,863,108

Mid Penn Bancorp, Inc.

Unaudited Pro Forma Per Share Data

For The Twelve Months Ended December 31, 2024

($ in Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	WPB Bancorp, Inc.	Pro Forma Combined	Pro Forma Equivalent WPB Share
For The Twelve Months Ended December 31, 2024:
Earnings per share:
Net income per share (Basic)	$2.90	$(0.12)	$2.65	$1.13
Net income per share (Diluted)	$2.90	$(0.12)	$2.61	$1.11
Cash Dividends Per Share	$1.26	$0.12	$1.26	$—
Book Value per common share as of December 31, 2024	$33.84	$13.49	$32.71	$13.93

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

TRANSACTION ACCOUNTING ADJUSTMENTS:

(1)

At the closing date of the transaction, each share of William Penn’ common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.426 shares of Mid Penn common stock. It is noted that in this pro forma analysis the number of shares of William Penn common stock vested William Penn stock options and vested William Penn restricted stock awards outstanding on April 30, 2025, the effective date of the merger, were employed in estimating the fair values purchase price consideration. Mid Penn’s common stock price of $29.05 as of April 30, 2025, and the William Penn merger consideration per common share was assumed to equal $12.38. No fraction of a whole share of Mid Penn common stock shall be issued in connection with the Merger. Pursuant to the Merger Agreement, any former William Penn shareholder who would otherwise be entitled to receive a fraction of a share of Mid Penn common stock shall receive, in lieu thereof, cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share of Mid Penn Common Stock entitled and (ii) $27.05.

Additionally, as part of purchase price consideration, Mid Penn included the fair value of rolled over vested William Penn stock options. Mid Penn measured the fair value of the William Penn vested stock options rolled over using the Black Scholes Model. At the closing date of the transaction 623,152 vested stock options to purchase shares of William Penn common were converted into 265,462 Mid Penn vested stock options, with fair value estimate of $1.3 million.

In connection with the William Penn’s second-step conversion offering, completed on March 21, 2021, the William Penn Bank Employee Stock Ownership Plan (“William Penn ESOP”) trustees subscribed for, and intended to purchase, on behalf of the ESOP, 8.00% of the shares of the Company common stock sold in the offering and to fund its stock purchase through a loan from the Company equal to 100% of the aggregate purchase price of the common stock. The second-step conversion offering being oversubscribed in the first tier of subscription priorities, the ESOP trustees were unable to purchase shares of the William Penn’s common stock in the second-step conversion offering. Subsequent to the completion of the second-step conversion on March 24, 2021, the ESOP trustees purchased 881,130 shares, or $10.1 million, of William Penn’s common stock in the open market.

In accordance with the Merger Agreement, the William Penn ESOP was terminated immediately prior to the closing date of the transaction (the “ESOP Termination Date”). On the ESOP Termination Date, William Penn was required to direct the William Penn ESOP trustee(s) to remit to William Penn a sufficient number of shares of William Penn Common Stock held by the Willima Penn ESOP’s unallocated suspense account to William Penn to repay the full outstanding balance of the loan between the William Penn ESOP and William Penn (the “William Penn ESOP Loan”) (and with such William Penn Common Stock valued on the ESOP Termination Date) and, if after remitting such shares there remains any unpaid amount under the William Penn ESOP Loan, such unpaid amount, including any unpaid but accrued interest, shall be forgiven by William Penn at the closing date of the transaction. All remaining shares of William Penn Common Stock held by the William Penn ESOP as of the Effective Time shall were to be converted into the right to receive the merger consideration. In this pro forma analysis it was assumed that the William Penn ESOP Loan had a balance of $9,029,390 as of April 30, 2025, and was paid off with the of retirement of 748,261 William Penn shares.

At the close of the transaction, all shares of William Penn Common Stock held in the treasury of William Penn (“Treasury Stock”), prior to the closing of the transaction were cancelled, and no payment or distribution shall be made in consideration therefor.

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The total estimated purchase price for the purpose of this pro forma financial information is $103.2 million. The adjustment for shares outstanding on the pro forma balance sheet and the basic, and diluted weighted average common shares outstanding on the income statement are adjusted to shares to equal the new common shares issued and diluted common share equivalents (all converted William Penn stock options and unvested restricted stock awards – MPB please validate) in the transaction.

The following is a summary of the preliminary fair value of assets acquired and liabilities assumed resulting in goodwill. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired or a bargain purchase gain results when the current fair value of the net assets acquired exceeds the purchase price consideration. For purposes of this analysis as of December 31, 2024, goodwill of $10.2 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and amounts therein are subject to change based on operations subsequent to December 31, 2024, as additional information becomes available and as additional analyses are performed.

(dollars in thousands, except per share data)

Purchase Price Consideration in Common Stock
William Penn common shares outstanding as of 4/30/2025 includes vested restrict stock awards	8,980,748
Vested RSA	—

William Penn Bancorporation common shares outstanding exluding unvested RSA	8,980,748
Less: William Penn Bancorporation common shares used to terminate William Penn ESOP Loan
ESOP loan balance as of 4/30/2025	9,029,390
Less: estimated shares of William Penn Common Stock to pay off ESOP loan balance as of 4/30/2025	(748,261)

William Penn common shares as of 4/30/2025 less ESOP shares to payoff ESOP loan settled for stock	8,232,487

Exchange Ratio	0.426
Mid Penn shares to be issued in the merger and adjusted for fractional shares	3,506,795
Fair Value price per share of Mid Penn Bancorp, Inc. common stock (closing stock price as of April 30, 2025)	$29.05

Purchase price consideration for common stock	101,872

Purchase Price Consideration - Fair Value of Vested Stock Options
William Penn vested stock options as of 4/30/2025	$623,152
Mid Penn vested vested stock options issued as of 4/30/2025	$265,463
Fair value of Mid Penn stock option as of 4/30/2025	$5.03

Fair value of vested stock options	1,334

Purchase Price Consideration - Cash
Cash in lieu of fractional shares	$7

Total purchase price consideration	103,213

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(dollars in thousands)	WPB Bancorp, Inc. Book Value 12/31/2024	Fair Value Adjustments		WPB Bancorp, Inc. Fair Value 12/31/2024
Total purchase price consideration				$103,213

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$16,120	$—		$16,120
Federal funds sold	—	—		—
Equity securities	2,297	—	(3)	2,297
Securities held to maturity	85,098	(16,782	)(3)	68,316
Securities, available for sale	145,089	—	(3)	145,089
Loans gross	470,108	(28,268	)(4)(5)	441,840
Allowance for credit losses	(2,598)	2,255	(5)	(343)

Loans, net of allowance	467,510	(26,013)		441,497
Premises and equipment,net	6,877	167	(6)	7,044
Operating lease right of use asset	9,763	(3,188	)(7)	6,575
Restricted investment in bank stocks	2,311	—		2,311
Bank owned life insurance	42,481	—		42,481
Core deposit intangibles	289	8,713	(8)	9,002
Other assets	13,735	7,352	(9)	21,087

Total identifiable assets acquired	791,570	(29,751)		761,819

Deposits	627,436	(1,521	)(10)	625,915
Borrowings	28,000	—	(11)	28,000
Lease liability	10,062	(3,518	)(12)	6,544
Other liabilities	6,729	1,614	(13)	8,343

Total liabilities assumed	44,791	(1,904)		668,802

Total identifiable net assets	$746,779	(27,847)		93,017

Goodwill				$10,196

(2)

Balance sheet adjustments to reflect the reversal of William Penn’ historical equity accounts to additional paid-in capital (“APIC”) and record the purchase price consideration for common stock. The following tables summarize the transaction accounting adjustments for the equity accounts.

		Balance Sheet
		December 31, 2024
Transaction accounting adjustment for common stock
Reversal of William Penn’ common stock		$(92)

Number of shares of Mid Penn common stock issued	3,506,795
Par value of Mid Penn common stock	$1.00
Par value of Mid Penn shares issued for merger		3,507

Total transaction accounting adjustment for common stock		$3,415

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		Balance Sheet
(dollars in thousands, except per share data)		December 31, 2024
Transaction accounting adjustment for APIC
Reversal of William Penn common stock to APIC		$92
Reversal of William Penn unearned common stock helod by employee stock ownership plan		$(8,586)
Reversal of William Penn retained earnings to APIC		56,070
Reversal of William Penn accumulated other comprehensive loss to APIC		(20,510)
Issued and outstanding shares of William Penn common stock (including vested restricted stock awards as of 4/30/2025)	8,232,487
Exchange ratio	0.426
Number of Mid Penn Shares issued	3,506,795
Closing price of Mid Penn common stock on April 30, 2025	$29.05

Purchase price consideration for common stock	101,872

Par value of Mid Penn shares issued for merger at $1.00 per share	$1.00
Less: par value of Mid Penn common stock	3,507

APIC adjustment for Mid Penn shares issued	98,365
Less: William Penn common equity	(124,201)

Net adjustment to APIC for stock consideration		(25,836)

Purchase Price Consideration - Fair Value of Vested Stock Options
William Penn vested stock options as of 4/30/2025	623,152
Mid Penn stock options issued as of 4/30/2025	265,463
Fair value of Mid Penn stock option as of 4/30/2025	$5.03
Fair value of vested stock options		1,334

Total transaction accounting adjustment for APIC		$2,564

Balance Sheet
December 31, 2024
Transaction accounting adjustment for unearned common stock helod by employee stock ownership plan
Reversal of William Penn retained earnings	$8,586

Total transaction accounting adjustment for unearned common stock helod by employee stock ownership plan	$8,586

Balance Sheet
December 31, 2024
Transaction accounting adjustment for retained earnings
Reversal of William Penn retained earnings	$(56,070)
Mid Penn merger costs, net of taxes	(8,651)
Provision for credit losses for non-PCD loans, net of taxes	(1,824)

Total transaction accounting adjustment for retained earnings	$(66,545)

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Balance Sheet
December 31, 2024
Transaction accounting adjustment for accumulated other comprehensive loss
Reversal of William Penn accumulated other comprehensive loss	$20,510

Total transaction accounting adjustment for accumulated other comprehensive loss	$20,510

(3)

Securities available-for-sale and equity securities were recorded at fair value at December 31, 2024, therefore no balance sheet adjustment is necessary. No adjustment to the statements of income was required since the Company plans to sell the available-for-sale securities post-date of acquisition.

Securities held-to-maturity fair value adjustment to reflect at fair value discount of $16.8 million at December 31, 2024. No adjustment to the statements of income was required since the Company plans to sell the held-to-maturity securities post-date of acquisition.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Securities held to maturity
Securities held to maturity fair value adjustment	$(16,782)	$—

Total adjustments for securities held to maturity	$(16,782)	$—

(4)

Balance sheet adjustment to reflect the fair value discount for acquired purchased credit deteriorated (“PCD”) loans and non-PCD loans and other loan adjustments. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans. Balance sheet and income statement interest rate adjustment to reflect the reversal of existing deferred net loan fees and the existing loan purchase accounting discounts from prior William Penn mergers.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Fair value adjustments on loans acquired
Non-PCD loan fair value	$(28,647)	$4,877

Total fair value adjustment assigned to Non-PCD loans	(28,647)	4,877

PCD accruing loans fair value	(2,072)	374
PCD non-accruing loans fair value	(307)	—

Total fair value adjustment assigned to PCD loans	(2,379)	374

Total fair value adjustments for loans	(31,026)	5,251

PCD accruing loan ACL	343	—

Total fair value of PCD loans assigned to allowance for credit losses	343	—

Total loan fair value adjustment	(30,683)	5,251

Reversal of deferred loan fees, net	482	—
Reversal of existing purchase accounting adjustments	1,933	—

Total adjustments for loans	$(28,268)	$5,251

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(5)

Balance sheet adjustment for the reversal of William Penn’s existing allowance for loan losses of $2.6 million. Balance sheet adjustment of $343 thousand of PCD loan fair value assigned to the allowance for credit losses. Balance sheet and retained earnings adjustment for the allowance for credit losses of $2.3 million for acquired non-PCD loans. The pro forma statements of income does include a one-time provision expense of $2.3 million related to allowance for credit losses for non-PCD loans.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Allowance for credit losses
Reversal of existing allowance for credit losses	$2,598	$—
Fair value of PCD Accruing loans assigned to allowance for credit losses	(343)	—

Subtotal allowance for credit losses excluding ACL for non-PCD loans	2,255	—
Fair value of PCD Non-Accruing loans assigned to allowance for credit losses	—	—
ACL for non-PCD loans	(2,347)	2,347

Total adjustments for allowance for credit losses	$(92)	$2,347

(6)

Balance sheet and statements of income adjustment to reflect the fair value of owned buildings and land and the related amortization adjustment based on an expected life of the properties. Balance sheet and statements of income adjustment to reflect the fair value of leasehold improvements and the related amortization adjustment based on an expected life of the property. Balance sheet and statements of income adjustment to reflect the fair value of lease premise contract and the related amortization adjustment based on expected term of the lease. Balance sheet adjustment to reflect the write-off of obsolete fixed assets.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Premises and equipment, net
Owned premise fair value	$1,498	$25
Leashold improvements fair value	(348)	$(18)
Lease premise contract fair value	(440)	$63
Write-off of obsolete fixed assets	(543)	—

Total adjustments for premises and equipment, net	$167	$70

(7)

Balance sheet adjustment for the reversal of William Penn’s existing right of use asset of $9.5 million. Balance sheet adjustment to reflect the right of use asset using Mid Penn’s right of use asset methodology.

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	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Right of use Asset
Reversal of existing right of use asset	$(9,528)	$—
Right of use asset using Mid Penn’s right of use asset methodology	6,340	—

Total adjustments to other assets	$(3,188)	$—

(8)

Balance sheet adjustment to reflect the net deferred tax asset, at a statutory rate of 22.26%, related to fair value adjustments and tax benefits related to one-time merger charges and related statements of income adjustments to pro forma adjustments using a statutory tax rate of 22.26% for book income tax expense.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Deferred tax impact
Fair value adjustments	$7,190	$593
Mid Penn accrual for one-time merger related charges	2,180	(2,180)
William Penn accrual for one-time merger related charges	163	—
Allowance for credit losses for Non-PCD loans	522	(522)

Total adjustments for other assets	$10,055	$(2,109)

(9)

Balance sheet adjustment to intangible assets to reflect the elimination of the previously recorded core deposit intangible and the creation of a new core deposit intangible fair value of $9.0 million for acquired core deposit intangible assets. The related statements of income amortization adjustments based upon an expected life of 10 years using sum of the year’s digits method.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Core deposit intangible asset
Reversal of existing core deposit intangible asset	$(289)	$—
Core deposit intangible asset fair value	9,002	1,637

Total adjustments for core deposit intangible asset	$8,713	$1,637

(10)

Balance sheet and statements of income adjustment related to the fair value of interest-bearing time deposits and corresponding statements of income adjustments related to the amortization of discount on interest-bearing time deposits based on the expected life of interest-bearing time deposits.

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	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Certificates of deposit
Reversal of existing certificate of deposit premium	$(4)	$—
Certificates of deposit fair value adjustment	(1,517)	879

Total adjustments for certificates of deposits	$(1,521)	$879

(11)	No balance sheet adjustment is needed for borrowings since the borrowings were short term in nature.

	Balance Sheet	Statements of Income
	December 31, 2024	Ended December 31, 2024
Borrowings
Borrowings fair value	$—	$—

Total adjustments for borrowings	$—	$—

(12)

Balance sheet adjustment for the reversal of William Penn’s existing lease liability of $9.9 million. Balance sheet adjustment to reflect the lease liability using Mid Penn’s lease liability methodology.

	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Lease Liability
Reversal of existing lease liability	$(9,858)	$—
Right of use asset using Mid Penn’s right of use asset methodology	6,340	—

Total adjustments to lease liability	$(3,518)	$—

(13)

Balance sheet adjustment to reflect the accrual of one-time merger-related charges for Mid Penn and William Penn: (a) William Penn pre-tax charges are estimated at $1.4 million ($1.3 million after-tax) and are included as a pro forma fair value liability accrual, and (b) Mid Penn pre-tax charges are estimated at $10.8 million ($8.7 million after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings The pro forma statements of income does include an accrual for Mid Penn’s one-time merger related charges of $10.8 million. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

Balance sheet adjustments to reflect the reserve for unfunded commitments using Mid Penn’s allowance for credit loss methodology.

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	Balance Sheet	Statements of Income
	December 31, 2024	Twelve Months Ended December 31, 2024
Other Liabilities
Mid Penn accrual for one-time merger related charges	$10,831	$10,831
William Penn accrual for one-time merger related charges	1,420	—
Reversal of existing reserve for unfunded commitments	(81)	—
Reserve for unfunded commitments	275	—

Total adjustments for other liabilities	$12,445	$10,831

MANAGEMENT ADJUSTMENTS:

(14)

Balance sheet and income statement adjustment to reflect the post-closing balance sheet restructuring of selling $215.7 million of investment securities, which includes available for sale, held to maturity and equity securities, with an assumed yield of 2.90% and reinvested in federal funds sold with a yield of 4.25%. The adjustment also includes a book income tax expense assuming a 22.26% tax rate.

	Balance Sheet	Statements of Income
	12/31/2024	Twelve Months ended 12/31/2024
Management Adjustments
Federal Funds	$215,702	$9,167
Total investment securities (includes available for sale, held to maturity and equity securities)	(215,702)	(6,330)
Impact to interest income	—	2,837
Income tax expense	—	632

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